Exhibit 23.3

Shinhan Accounting Corporation
8th FL, 8, Uisadang-daero
Yeongdeungpo-gu,Seoul, 07236, Korea

Telephone: 82-2-782-9940
Telefax: 82-2-782-9941
www.rsm.global/korea

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated September 23, 2024 with respect to our audit of the consolidtated financial statements of OSR Holdings Co., Ltd. and its Subsidiaries as of December 31, 2023 and 2022, and for the years then ended, which is contained in that Prospectus.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ RSM Shinhan Accounting Corporation

Shinhan Accounting Corporation

Seoul, Korea

January 23, 2025

Shinhan Accounting Corporation
8th FL, 8, Uisadang-daero
Yeongdeungpo-gu,Seoul, 07236, Korea

Telephone: 82-2-782-9940
Telefax: 82-2-782-9941
www.rsm.global/korea

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 7, 2024 with respect to our audit of the financial statements of Darnatein Co., Ltd. as of December 31, 2022 and 2021, and for the years then ended, which is contained in that Prospectus.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ RSM Shinhan Accounting Corporation

Shinhan Accounting Corporation

Seoul, Korea

January 23, 2025